Exhibit 23











            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------


We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-43311) and on Form S-8 (Nos. 33-49646, 33-32439,
2-80883,  33-52069,  333-58248,  333-40536,  333-37210  and  333-104279)  of Old
Republic International Corporation of our report dated March 30, 2005, relating to the financial statements, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.


                                             /s/ PricewaterhouseCoopers LLP

Chicago, IL
March 30, 2005